                                                                     EXHIBIT 1.3

                             VIAGRAFIX CORPORATION

                             SHARES OF COMMON STOCK

                           (PAR VALUE $.01 PER SHARE)


                    SELLING SHAREHOLDERS' POWER OF ATTORNEY

         This Power of Attorney is executed in connection with a proposed underwritten offering to the public (the "Offering") by ViaGrafix Corporation, an Oklahoma corporation (the "Company"), and the undersigned (the "Selling Shareholders"), through a group of Underwriters (the "Underwriters"), to be represented by Southwest Securities, Inc. (the "Representative"). It is presently contemplated that the Company and the Selling Shareholders will sell to the Underwriters shares of Common stock, par value $.01 per share, of the Company (the "Common Stock"). The undersigned, as the Selling Shareholders, will include in the Offering and sell up to an aggregate of 780,000 shares of Common Stock (the "Selling Shareholders Shares"), consisting of "Firm Shares" and "Option Shares" as designated and in the respective amounts set forth on
Schedule I hereto.

         1. The undersigned hereby irrevocably constitutes and appoints each of Michael A. Webster and Robert E. Webster the undersigned's true and lawful agent and attorney (individually, "Attorney" and collectively, the "Attorneys") with full power to act with or without the other and with full power of substitution and resubstitution to act in the name and on behalf of the undersigned:

                 (a) To execute and deliver an Underwriting Agreement ("Underwriting Agreement") among the Company, the Selling Shareholders and the Representative on behalf of the Underwriters with respect to the terms and conditions of the sale of the Selling Shareholders Shares with full power to carry out and comply with all the provisions of the Underwriting Agreement. Such Underwriting Agreement shall, with respect to obligations of the Selling Shareholders, be in substantially the form of the proof copy of the Underwriting Agreement attached hereto as Exhibit "A" with such changes, additions and amendments as the Attorney signing such agreement, in his sole discretion, shall deem advisable.

                 (b) To negotiate and reach an agreement with the Underwriters upon the price at which the Selling Shareholders Shares shall be sold to the Underwriters.

                 (c) To effect the transfer of the Selling Shareholders Shares, if applicable, on the books of the Company in order to complete the sale pursuant to the Underwriting Agreement.

                 (d) To take all necessary action in respect to the Company's Registration Statement on Form S-1 (No. 333-42633) (the "Registration Statement"), covering the offering and sale of Common Stock referred to therein, and all amendments thereto, including the execution of all such documents, letters and consents as may be necessary or desirable in connection therewith, including, without limitation, requests that such Registration Statement be made effective and letters pursuant to Item 43 of Securities and Exchanges Commission Release No. 334936.

                 (e) To employ such counsel for the Selling Shareholders as the Attorney in his discretion deems appropriate, such counsel being hereby authorized to rely upon the statements and representations contained herein in connection with the offering and sale of the Selling Shareholders Shares.

                 (f) To agree to apportionment of all expenses between the Company and the Selling Shareholders and to make payment, or cause the Chase Bank of Texas, N.A. (the "Custodian") to make payment, on behalf and for the account of the undersigned of all costs and expenses payable by the undersigned pursuant to the provisions of the Underwriting Agreement, this Power of Attorney or any agreement between the undersigned and the Company, including any applicable stock transfer taxes chargeable to the undersigned and any fees and expenses of the Custodian, all in the discretion of the Attorney.

                 (g) To make any assurances, communications and reports for and on behalf of the undersigned to the Underwriters which may be requisite or proper to facilitate the sale or resale of the Selling Shareholders Shares, or to various state authorities, and which may be requisite or proper for effecting the registration or qualification thereof under state securities laws.

                 (h) Otherwise to do all things, including effecting amendments to the Custody Agreement (the "Custody Agreement") with the Custodian, and to execute and deliver all documents, necessary or proper, required, contemplated or deemed advisable by either Attorney, and generally to act for and in the name of the undersigned, with respect to the sale of the Selling Shareholders Shares to the Underwriters and the resale of the Selling Shareholders Shares by the Underwriters, as fully as could the undersigned if then personally present and acting.

         Each Attorney is hereby empowered to determine in his reasonable discretion the time or times when, and the purposes for and the manner in which, any power herein conferred upon him shall be exercised, and the terms and condition of any instrument or document which may be executed by either of them pursuant hereto.

         It is understood that the Attorneys shall serve entirely without compensation, but shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by them in the discharge of their responsibilities hereunder.

         2. Each of the undersigned severally represents and warrants to the Attorneys and authorizes the Attorneys to represent to the Underwriters and the Company on his behalf, with respect to himself or itself only and not with respect to any other Selling Shareholder, that (for purposes of this section, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Underwriting Agreement):

                 (a) To the best knowledge of the Selling Shareholders, the representations and warranties of the Company contained in the Underwriting Agreement are true and correct; the Selling Shareholders have reviewed and are familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein and has no knowledge of any material fact, condition or information not disclosed in such Preliminary Prospectus that has adversely affected or could adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company; to the best knowledge of the Selling Shareholders, the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Selling Shareholders are not prompted to sell the Selling Shareholders Shares to be sold hereunder by the Selling Shareholders by any information concerning the Company or any Subsidiary that is not set forth in the Prospectus;

                 (b) When the Registration Statement shall become effective, and at all times subsequent thereto up to the "Firm Shares Closing Date" as such term is defined in the Underwriting Agreement (the "Closing Date"), (A) such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to the Selling Shareholders will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
         (B) such parts of the Prospectus as specifically refer to the Selling Shareholders will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (c) Each of the Underwriting Agreement and the Custody Agreement is a legal, valid and binding agreement of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with their respective terms except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally or by the application of equitable principles;

                 (d) The Selling Shareholders now have, and, at the Closing Date will have, good and marketable title to the Selling Shareholders Shares owned by them as reflected on Schedule I hereto, free and clear of any pledge, lien, security interests, charge, claim, equity or encumbrance of any kind, other than pursuant to the Underwriting Agreement; each of the Selling Shareholders has full right, power and authority to sell, transfer and deliver such Selling Shareholders Shares, including any Option Shares to be sold by the Selling Shareholders; the Selling Shareholders Shares and any Option Shares to be sold by the Selling Shareholders have been duly and validly authorized and issued, are fully paid and non-assessable, conform to the description thereof in the Prospectus, and have not been issued in violation of or subject to any preemptive right or other right to subscribe for or purchase such securities; and, upon delivery of such Selling Shareholders Shares and any Option Shares to be sold by the Selling Shareholders and payment of the purchase price therefor as contemplated in the Underwriting Agreement, each of the Underwriters will receive good and marketable title to the Selling Shareholders Shares and any Option Shares purchased by it from such Selling Shareholders, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

                 (e) No person has any right to acquire from such Selling Shareholders any Shares to be sold and such Selling Shareholders are under no obligation, whether absolute or contingent to sell any such Shares to any person, except as disclosed in the Prospectus; and

                 (f) The Selling Shareholders have not taken and will not take, directly or indirectly, any action designed to, or which might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or any other securities convertible into or exchangeable or exercisable for shares of Common Stock.

         The undersigned understands that counsel for the Selling Shareholders intends to rely and will rely on the representations and warranties made and given by the undersigned in this Section 2, and the undersigned expressly authorizes such counsel to rely thereon for the purpose of giving their opinion to the Underwriters called for in the Underwriting Agreement. Notwithstanding anything to the contrary contained herein, Geocapital III, L.P. ("Geocapital") further represents that it is not involved in the business and affairs of the Company, and the Attorneys understand and acknowledge that Geocapital has made no independent investigation in connection with its representations regarding the Company contained herein.

         3. This Power of Attorney and all authority hereby conferred is granted and conferred with the understanding that the Selling Shareholders Shares (including the Option Shares) are rendered hereby subject to the interests of the Company and the Underwriters for the purpose of completing such sales and the other transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney; the powers and authority hereby granted shall be irrevocable and shall not be terminated by any act of the undersigned, or by operation of law, or by the death or incapacity of the undersigned, or by the termination of any trust or estate for which the undersigned is acting as a fiduciary, or by the occurrence of any other event. If after the execution hereof, the undersigned shall die, or if any other such event shall occur, before the completion of such sales and other transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney, each Attorney is nevertheless authorized and directed to complete such sales and other transactions as if such death or other event had not occurred and regardless of notice thereof. Notwithstanding any provision herein contained to the contrary, the undersigned may revoke this Power of Attorney upon notice to the Attorneys accompanied by written consent of the Company and the Representative.

         4. Neither Attorney shall be liable for any action taken pursuant to this Power of Attorney, or failure to act hereunder, or for any other reason except for gross negligence or willful misconduct. The undersigned agrees to indemnify and hold harmless each Attorney against all suits, damages, attorneys' fees, expenses, or all liabilities which he may incur or sustain in connection with this Power of Attorney or any claim or court action relating thereto and will pay such items upon demand.

         5. Upon either Attorney's execution and delivery of the Underwriting Agreement on behalf of the undersigned, the undersigned agrees to be bound by and to perform each and every covenant and agreement therein of the undersigned as the Selling Shareholders (including, without limitation, the indemnification and contribution provisions thereof). The undersigned will immediately notify the Attorneys of the occurrence of any event which shall cause the representations, warranties and agreements contained herein or in the Underwriting Agreement not to be true and correct and in full force and effect at the effective date of the Registration Statement or at the closing date set forth in the Underwriting Agreement.

         6. All notices, requests and other communication hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery or mailing if delivered or mailed by first class mail, postage prepaid and addressed: if to the undersigned, at the addresses set forth in the Custody Agreement.

         7. This Power of Attorney and rights and duties of the parties hereto shall be governed by the laws of the State of Texas.

         8. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.



                          [Intentionally left blank.]

         The undersigned have executed this Power of Attorney effective this 26th day of February, 1998.


                                      GEOCAPITAL III, L.P..



                                      By:
                                         ------------------------------------
                                                  General Partner


                                      ---------------------------------------
                                                  Michael A. Webster


                                      ---------------------------------------
                                                  Robert E. Webster

                                      *   Please sign exactly as your name
                                      appears on the stock certificate(s)
                                      representing your shares.

                                   SCHEDULE I

                       SHARES OF COMMON STOCK TO BE SOLD


                                  Firm Shares      Option Shares    Total
                                  -----------      -------------    -----
Geocapital III, L.P.              54,190*          39,739*          93,929*

Michael A. Webster                240,525          174,441          414,966

Robert E. Webster                 155,285          115,820          271,105
                                  -------          -------          -------

                                  450,000          330,000          780,000


* Following conversion from Series A Convertible Preferred Stock